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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2003

AMYLIN PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-19700 (Commission File No.)	33-0266089 (IRS Employer Identification No.)
9373 Towne Centre Drive San Diego, California 92122 (Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (858) 552-2200

ITEM 5. OTHER EVENTS.

        On June 18, 2003, the Company announced the pricing of a private placement of $150 million aggregate principal amount of 2.25% convertible senior notes due June 2008. A copy of the Company's press release dated June 18, 2003, relating to the proposed offering is attached hereto as Exhibit 99.1.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(C) EXHIBITS.

Number	Description
99.1	Press release issued by the Company on June 18, 2003.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYLIN PHARMACEUTICALS, INC.
Dated: June 18, 2003	By:	/s/ LLOYD A. ROWLAND Lloyd A. Rowland Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

99.1                                    Press release issued by the Company on June 18, 2003.

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SIGNATURE
INDEX TO EXHIBITS